                            EXHIBIT 12.1 - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                           (Dollars in millions except ratios)
                                                                                                                      Predecessor
                                                                                                                        Company
                                                                                                                     --------------
                                                                                                                     Three months
                                           Year           Year          Year            Year        Nine months          ended
                                      ended June 30, ended June 30, ended June 30,  ended June 30, ended June 30,     September 30,
                                           1998           1997          1996             1995          1994              1993
                                      -------------  -------------  --------------   ------------   -------------    --------------
FIXED CHARGES
  Interest expense                       $  10.4       $ 10.9        $  5.1            $ 3.7          $ 3.5       |      $ 1.2
  Portion of rent expense                                                                                         |
    representative of interest              15.0          9.4           9.4              5.9            5.6       |        2.7
                                         -------       ------        ------            -----          -----       |      -----
                                            25.4         20.3          14.5              9.6            9.1       |        3.9
                                                                                                                  |
  Preferred dividend requirement            23.5         23.5          37.7             14.5            8.7       |         --
                                         -------       ------        ------            -----          -----       |      -----
Combined fixed charges and                                                                                        |
    preferred dividend                   $  48.9       $ 43.8        $ 52.2            $24.1          $17.8       |      $ 3.9
                                         =======       ======        ======            =====          =====       |      =====
                                                                                                                  |
EARNINGS                                                                                                          |
  Income (loss) from continuing                                                                                   |
    operations before income                                                                                      |
    taxes, discontinued operations,                                                                               |
    minority interest, fresh-start                                                                                |
    reporting adjustment and                                                                                      |
    extraordinary item                   ($267.5)(1)   ($22.3)(2)     $94.9(3)         $ 6.9(4)       $18.4       |      ($8.5)
                                                                                                                  |
  Fixed charges per above                   25.4         20.3          14.5              9.6            9.1       |        3.9
                                         -------       ------         -----            -----          -----       |      -----
                                         ($242.1)       ($2.0)       $109.4            $16.5          $27.5       |      ($4.6)
                                         =======       ======        ======            =====          =====       |      =====
                                                                                                                  |
Ratio of earnings to combined                                                                                     |
  fixed charges and preferred dividends       --           --           2.1               --            1.5       |         --
                                         =======       ======        ======            =====          =====       |      =====
                                                                                                                  |
Coverage deficiency                      $(291.0)      $(45.8)           --            $(7.6)            --       |      $(8.5)
                                         =======       ======        ======            =====          =====       |      =====


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(1) Includes $118.0 million of acquisition-related and restructuring charges.

(2) Includes $36.3 million of acquisition- and Chapter 11-related charges.

(3) Includes $1.1 million of net restructuring and Chapter 11-related credits.

(4) Includes $62.1 million of acquisition-related, restructuring and Chapter 11-related charges.